EXHIBIT 99.2

                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                               PTEK HOLDINGS, INC.


                                   ARTICLE ONE
                                   -----------

         The name of the Corporation is PTEK Holdings, Inc.

                                   ARTICLE TWO
                                   -----------

     Article I of the Articles of Incorporation is hereby deleted in its entirety, and the following Article I is hereby substituted in its place:

                                   "ARTICLE I
                                   ----------

         The name of the Corporation is Premiere Global Services, Inc."

                                  ARTICLE THREE
                                  -------------

     The foregoing amendment was adopted by the Board of Directors of the Corporation as of November 18, 2004 without shareholder approval pursuant to the provisions of Section 14-2-1002 of the Georgia Business Corporation Code.

                                  ARTICLE FOUR
                                  ------------

         The foregoing amendment is to be effective as of January 3, 2005.

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed by its duly authorized officer this 7th day of December, 2004.


                                           PTEK HOLDINGS, INC.


                                           By: /s/ L. Scott Askins
                                               ---------------------------------
                                                  L. Scott Askins
                                                  Senior Vice President - Legal,
                                                  General Counsel and Secretary